Exhibit 2.1

For Immediate Release

FOG CUTTER BORROWER IN DEFAULT; FULL PAYMENT ANTICIPATED

        PORTLAND, Oregon.—May 20, 2003—Fog Cutter Capital Group Inc. (Nasdaq: FCCG) updated the status of its loans to Strouds Acquisition Corporation, which filed for Chapter 11 bankruptcy protection on May 20, 2003. In March 2003, Fog Cutter structured a financing package to help stabilize Strouds, a distressed 50 store specialty linen retailer. The financing package allowed Strouds critical time to examine its business model and evaluate further strategic options. As a merchant bank, Fog Cutter seeks opportunistic investments in financially or operationally challenged companies. In making such investments, Fog Cutter's goal is to protect the interests of its shareholders by balancing the downside risk inherent in such investments with the potential for appreciation.

        Fog Cutter's financing package for Strouds included a $2 million loan participation in Fleet Retail Finance Inc.'s senior secured credit facility and a $900,000 subordinated secured loan. Last week, both Fleet and Fog Cuter notified Strouds of defaults under their respective loan facilities.

        After careful analysis of all potential options, Strouds determined that filing for Chapter 11 bankruptcy protection will best serve the interests of Strouds, its shareholders and its creditors.

        Based upon an initial analysis of the assets and liabilities of Strouds, Fog Cutter believes that its loans are adequately collateralized and that Fog Cutter will receive repayment of all or substantially all of its loans to the retailer.

        Fog Cutter Capital Group Inc. focuses on investing, structuring and managing a wide range of financial assets, including the acquisition of debt or equity positions in companies requiring assistance in restructuring their operations; investments in mortgage-backed securities and other real estate related assets; provision of corporate mezzanine financing and other similar investments. The Company invests where its expertise in intensive asset management, credit analysis and financial structuring can create value and provide an appropriate risk-adjusted rate of return. The Company maintains a flexible approach with respect to the nature of its investments, seeking to take advantage of opportunities as they arise or are developed.

  Forward Looking Statements

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the specialty retail market, the availability of financing, interest rates, and European markets. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.